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Exhibit 99.2

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2007.8

         BE IT KNOWN THAT, on the 15th day of March, 2007, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded.

         The Board of Directors approves the following transaction entered into with the parties as noted below (as of today):

         The company is entering into a Securities Purchase Agreement for a total subscription amount of $450,000 that includes Stock Purchase Warrants (for 9 million common shares) and Callable Secured Convertible Notes with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC ("Buyers"). The Buyers have divided up the buyer's interest in the transaction as contained in the various agreements included therewith (as forwarded to the Board earlier by management). Consideration (net, after reserve for legal fees) is to be paid to the company over the next 4 months, starting today, with payments of $100,000 each.

         The callable secured convertible notes (4 notes, $450,000 total loan principal; 3 year term; 6% annual interest, 15% annual "default interest") are convertible into shares of our common stock at a variable conversion price based upon the applicable percentage of the average of the lowest three (3) Trading Prices for the Common Stock during the twenty (20) Trading Day period prior to conversion. The "Applicable Percentage" means 50%; provided, however, that the Applicable Percentage shall be increased to (i) 55% in the event that a Registration Statement is filed within thirty days of the closing and (ii) 60% in the event that the Registration Statement becomes effective within one hundred and twenty days from the Closing. Under the terms of the callable secured convertible note and the related warrants, the callable secured convertible note and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of callable secured convertible notes or unexercised portions of the warrants) would not exceed 4.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. The shares underlying the convertible notes are subject to a registration rights agreement.

         The Buyers receive the following seven year warrants to purchase shares of our common stock, exercisable at $.06 per share: AJW Partners, LLC - 450,000 warrants; AJW Offshore, Ltd. - 7,200,000 warrants; AJW Qualified Partners, LLC - 1,080,000 warrants; and New Millennium Capital Partners II, LLC - 270,000 warrants (the "Warrants"). The Warrants are subject to registration rights.

         Proceeds shall be utilized in management's discretion for company operations.

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on March 15, 2007 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 15th day of March, 2007 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).


________________________________________
Secretary of Corporation

                            WAIVER OF NOTICE (2007.8)

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on March 15, 2007. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.


/s/ Scott R. Sand                           /s/ Curt Miedema
-------------------------------             ------------------------------
Scott R. Sand                               Curt Miedema

/s/ Chris Wirth                             /s/ Yong Sin Khoo
-------------------------------             ------------------------------
Chris Wirth                                 Yong Sin Khoo

/s/ Stephen O'Hara                          /s/ John Finazzo
-------------------------------             ------------------------------
Stephen O'Hara                              John Finazzo

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